Exhibit E

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 17th day of March 2006 by and among Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the “Investors” named in that certain Common Stock and Warrant Purchase Agreement, dated as of March 17, 2006 (the “Purchase Agreement”), by and among the Company and the Investors.

The parties hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

“Effectiveness Date” means the date on which the Registration Statement is declared effective by the SEC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” means the date on which the Registration Statement is first filed with the SEC.

“Investor Rights Agreement” means the Eighth Amended and Restated Investor Rights Agreement, dated August 30, 2004, as amended, by and among the Company and the Persons listed on the signature pages thereto.

“Investors” shall mean the Investors identified in the Purchase Agreement and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Registrable Securities.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the Shares, (ii) the Warrant Shares and (iii) any other securities issued or issuable with respect to or in exchange for Shares and the Warrant Shares, including shares issued upon any stock split, stock dividend, recapitalization, subdivision or similar event, provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

“Registration Statement” shall mean any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Investors” means the Investors holding a majority of the Registrable Securities.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued pursuant to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means the Warrants to Purchase Shares of Common Stock of Sunesis Pharmaceuticals, Inc. issued pursuant to the Purchase Agreement.

2. Registration.

(a) Registration Statement. As soon as reasonably practicable following the Closing (as defined in the Purchase Agreement but no later than thirty-five (35) days after the Closing (the “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement on Form S-1 covering the resale of the Shares and the Warrant Shares. Such Registration Statement also shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Shares. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities; provided, however, that the aggregate amount of such liquidated damages payable to each Investor, together with the amount of any liquidated damages previously paid pursuant to any provision of this Agreement, shall under no circumstances exceed ten percent (10.0%) of the aggregate amount invested by such Investor. Such payments shall be made to each Investor in cash.

(b) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding fees and expenses of counsel to the Investors, discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold, provided that the Company shall pay the reasonable fees and expenses, not to exceed $5,000 in the aggregate, of one counsel for the Investors.

(c) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If a Registration Statement covering the Registrable Securities is not declared effective by the SEC within (i) thirty-five (35) days after the Filing Date if the SEC shall have informed the Company that no review of the Registration Statement will be made or (ii) 105 days after the Filing Date if the SEC shall have informed the Company that a review of the Registration Statement will be made, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective; provided, however, that the aggregate amount of such liquidated damages payable to each Investor, together with the amount of any liquidated damages previously paid pursuant to any provision of this Agreement, shall under no circumstances exceed ten percent (10.0%) of the aggregate amount invested by such Investor. Such payments shall be made to each Investor in cash.

(ii) After such time as the Company becomes eligible to file a registration statement on Form S-3, the Company shall file a post-effective amendment to the Registration Statement to provide for the automatic incorporation by reference of the Company’s reports subsequently filed pursuant to the Exchange Act.

(iii) Except as required by the provisions of the Investor Rights Agreement, the Company shall not file a registration statement on Form S-1 or S-3 until the Effectiveness Date.

3. Suspension.

(a) Subject to Section 3(b) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information so that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the applicable rules and regulations of the federal securities laws; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, provided that, considering the advice of counsel, the Company reasonably believes that it must qualify in such jurisdiction; (iv) of any event or circumstance that, considering the advice of counsel, the Company reasonably believes necessitates the making of any changes in the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that the Company reasonably believes, considering the advice of counsel, that the Company may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto; then the Company shall deliver a certificate in writing to each Holder of Registrable Securities (the “Suspension Notice”) to the effect of the foregoing (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding any material nonpublic information) and, upon receipt of such Suspension Notice, the Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Holder’s receipt of copies of a supplemented or amended prospectus prepared and filed by the Company or until the Holder is advised in writing by the Company that the current prospectus may be used and the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus.

(b) Notwithstanding the foregoing, the Company shall not suspend any Registration Statement or related prospectus for more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period (each a “Permitted Suspension” and together the “Permitted Suspensions”).

(c) On any day after the Effectiveness Date sales of all the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Registrable Securities or because of a Suspension) then the Company will make pro rata payments to each

Investor, as liquidated damages and not as a penalty, in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such sales of Registrable Securities under the Registration Statement cannot be made; provided, however, that the aggregate amount of such liquidated damages payable to each Investor, together with the amount of any liquidated damages previously paid pursuant to any provision of this Agreement, shall under no circumstances exceed ten percent (10.0%) of the aggregate amount invested by such Investor. Such payments shall be made to each Investor in cash. Notwithstanding the foregoing, the Company shall not be required to pay liquidated damages during any Permitted Suspension.

(d) The Company will use commercially reasonable efforts to terminate an Suspension as promptly as practicable after delivery of a Suspension Notice to the Holders.

4. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the Registration Statement, as amended from time to time, (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144 in a three-month period and (iii) the two-year anniversary of the Effectiveness Date (the “Effectiveness Period”) and advise the Investors in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and such supplements to the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 4(a) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide copies to and permit counsel designated by the Investors to review the Registration Statement and any amendments or supplements thereto and any comments made by the staff of the SEC and the Company’s responses thereto a reasonable period of time prior to its filing with the SEC or its receipt from the SEC as applicable and shall duly consider comments made by such counsel thereon;

(d) furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) an electronic copy of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in connection with the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practicable time and to notify each Investor of the issuance of such an order and the resolution thereof;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h) immediately notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder an electronic copy of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter); and

(j) with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, during the Effectiveness Period; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

5. Obligations of the Investors.

(a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b) Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Suspension pursuant to Section 3, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor’s receipt of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Investors and their respective directors, officers, employees, stockholders and each Person who controls any Investor (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from or which arise out of or are based up any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading and will reimburse each Investor and their respective directors, officers, employees, stockholders or controlling Persons for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by an Investor in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from or which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission or alleged statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, and will reimburse the Company and its directors, officers, employees, stockholders or controlling Persons for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within five (5) Business Days after written notice thereof and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, considering the advice of counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one additional firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors, provided that any such amendment shall not disproportionately affect the rights of any Investor, relative to all other Investors, without the consent of such Investor. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the

Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more Persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such Person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in San Mateo County and the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

The Company:	SUNESIS PHARMACEUTICALS, INC.

	By:	/s/ Daniel N. Swisher, Jr.
	Name:	Daniel N. Swisher, Jr.
	Title:	President and Chief Executive Officer

The Investors:	ABINGWORTH BIOEQUITIES MASTER FUND LTD.
	BY:	Its Manager, Abingworth Management

	By:	/s/ James Abell
	Name:	James Abell
	Title:	Director

ALTA BIOPHARMA PARTNERS III, L.P.
BY:	ALTA BIOPHARMA MANAGEMENT III, LLC

By:	/s/ Hilary Strain
Name:	Hilary Strain
Title:	Vice President, Finance and Administration

Alta BioPharma Partners III GmbH & Co. Beteiligungs KG
BY:	ALTA BIOPHARMA MANAGEMENT III, LLC

By:	/s/ Hilary Strain
Name:	Hilary Strain
Title:	Vice President, Finance and Administration

ALTA EMBARCADERO BIOPHARMA PARTNERS III, LLC

By:	/s/ Hilary Strain
Name:	Hilary Strain
Title:	Vice President, Finance and Administration

The Investors:	BIOTECHNOLOGY VALUE FUND, L.P.

	By:	/s/ Mark Lambert
	Name:	Mark Lambert
	Title:	President of BVF Inc.
General Partner of BVF Partners L.P.
General Partner of Biotechnology Value Fund, L.P.

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	/s/ Mark Lambert
Name:	Mark Lambert
Title:	President of BVF Inc.
General Partner of BVF Partners L.P.
General Partner of Biotechnology Value Fund, L.P.

INVESTMENT 10, L.L.C.

By:	/s/ Mark Lambert
Name:	Mark Lambert
Title:	President of BVF Inc.
General Partner of BVF Partners L.P.
General Partner of Biotechnology Value Fund, L.P.

BVF INVESTMENTS, L.L.C.

By:	/s/ Mark Lambert
Name:	Mark Lambert
Title:	President of BVF Inc.
General Partner of BVF Partners L.P.
General Partner of Biotechnology Value Fund, L.P.

The Investors:	DOMAIN PUBLIC EQUITY PARTNERS, L.P.
	BY:	Domain Public Equity Associates, L.L.C.

	By:	/s/ Nicole Vitullo
	Name:	Nicole Vitullo
	Title:	Managing Member

The Investors:	THE BOARD OF TRUSTEES OF THE LELAND
STANFORD JUNIOR UNIVERSITY (SBST)

	By:	/s/ Martina S. Poquet
	Name:	Martina S. Poquet
	Title:	Director, Separate Investments Division

The Investors:	Warburg, Pincus Equity Partners, L.P.

	By:	Warburg Pincus Partners, LLC, its General Partner

	By:	Warburg, Pincus & Co., its Managing Member

	By:	/s/ Jonathan Leff
	Name:	Jonathan Leff
	Title:	Partner

Warburg, Pincus Netherlands Equity Partners I, C.V.

	By:	Warburg Pincus Partners, LLC, its General Partner

	By:	Warburg, Pincus & Co., its Managing Member

	By:	/s/ Jonathan Leff
	Name:	Jonathan Leff
	Title:	Partner

Warburg, Pincus Netherlands Equity Partners III, C.V.

	By:	Warburg Pincus Partners, LLC, its General Partner

	By:	Warburg, Pincus & Co., its Managing Member

	By:	/s/ Jonathan Leff
	Name:	Jonathan Leff
	Title:	Partner

The Investors:	Deerfield Special Situations Fund International, Ltd.

	By:	/s/ Darren Levine
	Name:	Darren Levine
	Title:	CFO

Deerfield Special Situations Fund, L.P.

	By:	/s/ Darren Levine
	Name:	Darren Levine
	Title:	CFO

Deerfield Partners, L.P.

	By:	/s/ Darren Levine
	Name:	Darren Levine
	Title:	CFO

Deerfield International Limited

	By:	/s/ Darren Levine
	Name:	Darren Levine
	Title:	CFO

The Investors:	Baker Bros. Investments, L.P.
	BY:	Baker Bros. Capital, L.P. (general partner)
	BY:	Baker Bros. Capital (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Baker Bros. Investments II, L.P.
	BY:	Baker Bros. Capital, L.P. (general partner)
	BY:	Baker Bros. Capital (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Baker Biotech Fund I, L.P.
	BY:	Baker Bros. Capital, L.P. (general partner)
	BY:	Baker Bros. Capital (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Baker Biotech Fund II, L.P.
	BY:	Baker Bros. Capital II, L.P. (general partner)
	BY:	Baker Bros. Capital II (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Baker Biotech Fund II (Z), L.P.
	BY:	Baker Bros. Capital II (Z), L.P. (general partner)
	BY:	Baker Bros. Capital II (Z) (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

The Investors:	Baker Biotech Fund III, L.P.
	BY:	Baker Bros. Capital III, L.P. (general partner)
	BY:	Baker Bros. Capital III (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Baker Biotech Fund III (Z), L.P.
	BY:	Baker Bros. Capital III (Z), L.P. (general partner)
	BY:	Baker Bros. Capital III (Z) (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

14159, L.P.
	BY:	14159 Capital, L.P. (general partner)
	BY:	14159 Capital (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member